UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 1, 2022

CENTESSA PHARMACEUTICALS PLC

(Exact name of Registrant, as specified in its charter)

England and Wales	001-04321	98-1612294
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
Mailing address:
3rd Floor
1 Ashley Road
Altrincham
Cheshire WA14 2DT
United Kingdom
(Address of principal executive offices) (Zip code)
Registrant's telephone number, including area code: +44 7391 789784
Former name or address, if changed since last report:
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.002 per share	CNTA	Nasdaq Stock Market, LLC*
American Depositary Shares, each representing one ordinary share, nominal value £0.002 per share	CNTA	Nasdaq Stock Market, LLC
*Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market, LLC.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On July 1, 2022, Marella Thorell notified Centessa Pharmaceuticals plc (the “Company”) of her decision to resign her position as the Company’s Chief Accounting Officer, and its principal accounting officer, effective as of July 31, 2022 to pursue another professional opportunity. Ms. Thorell’s resignation was not the result of a disagreement with the Company on any financial disclosures, accounting matters or any matter relating to the Company’s operations, policies or practices.
(c)
Effective as of July 31, 2022, Gregory Weinhoff, M.D., M.B.A., the Company’s Chief Financial Officer, will assume the duties and responsibilities of the Company’s principal accounting officer, in addition to the Company’s principal financial officer. Dr. Weinhoff, age 51, has served as our Chief Financial Officer since March 2021. Previously, Dr. Weinhoff served as co-Founder, Chief Financial Officer and Chief Business Officer of Arvelle Therapeutics, B.V. from February 2019 to February 2021. Dr. Weinhoff also served as Chief Financial Officer of Axovant Sciences, Inc. and Principal Financial Officer of Axovant Sciences Ltd. from August 2015 to June 2019 and the Principal Accounting Officer of Axovant Sciences Ltd. from June 2018 to June 2019. Dr. Weinhoff was employed by Collinson Howe Venture Partners, an investment advisory firm, from 2001 until August 2015 and during that time served as a Member of the General Partners of various CHL Medical Partners affiliated venture capital funds. From 2000 to 2001, he was a senior associate at J. H. Whitney & Co., a private equity firm, where he concentrated on private equity investments in healthcare technology and services companies. Prior to his graduate training, Dr. Weinhoff was a financial analyst in the Healthcare Corporate Finance Group at Morgan Stanley & Co., an investment bank. Dr. Weinhoff received his A.B. in economics from Harvard College, his M.D. from Harvard Medical School and his M.B.A. from Harvard Business School. Dr. Weinhoff has no family relationships with any of the executive officers or directors of the Company. There are no arrangements or understandings between Dr. Weinhoff and any other person pursuant to which he was elected as an officer of the Company.
(e)
On July 1, 2022, the board of directors of the Company (the “Board”) approved the grant of restricted stock unit awards under the Company’s Amended and Restated 2021 Stock Option and Incentive Plan to certain executive officers and employees of the Company, including the Company’s named executive officers in the amounts set forth below. Each of the restricted stock unit awards vest in ten equal quarterly installments with the first such quarterly vesting being on September 30, 2022. The Board, following the recommendations of the Company’s Compensation Committee, approved the restricted stock unit awards as a retention grant to incentivize and encourage retention of certain officers and employees.

Executive Officer	Title	Number of Shares
Saurabh Saha, M.D., Ph.D.	Chief Executive Officer	750,000
Gregory Weinhoff, M.D., M.B.A.	Chief Financial Officer	230,000
Antoine Yver, M.D., M.Sc.	Executive Vice President and Chairman of Development	100,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    July 8, 2022

By:	/s/ Saurabh Saha
Name:	Saurabh Saha, M.D., Ph.D.
Title:	Chief Executive Officer